             CORPORATE STRUCTURE - THE e-AUCTION GROUP OF COMPANIES



==============================================================================
                            KAZARI INTERNATIONAL INC.
                         (e-AUCTION GLOBAL TRADING INC.)
                                     NEVADA
                                 JANUARY 8, 1998
                (39,820,000 common shares issued and outstanding
                    and 2,259,000 employee options issued.)
==============================================================================



            100%




==============================================================================
                          e-AUCTION GLOBAL TRADING INC.
                                    BARBADOS
                                 APRIL 30, 1998
               (34,500,000 common shares issued and outstanding)
==============================================================================



            100%



==============================================================================
                          e-AUCTION GLOBAL TRADING INC.
                                     CANADA
                                 APRIL 15, 1998
                    (1 common share issued and outstanding)
==============================================================================